Exhibit 99.(11)

Cira Centre 2929 Arch Street Philadelphia, PA 19104-2808 +1 215 994 4000 Main +1 215 994 2222 Fax www.dechert.com

July 23, 2012

Morgan Stanley Institutional Fund Trust
522 Fifth Avenue
New York, New York 10036

Re:	Opinion of Counsel Regarding the Registration Statement
Filed on Form N-14 under the Securities Act of 1933 (File Nos. 333-181676)
(as amended, the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel to Morgan Stanley Institutional Fund Trust, a Pennsylvania business trust (the “Fund”), in connection with (i) the proposed acquisition by Mid Cap Growth Portfolio, a series of the Fund (“MSIFT Mid Cap Growth Series”), of substantially all of the assets and the assumption of certain stated liabilities of Morgan Stanley Mid Cap Growth Fund (“Mid Cap Growth Fund”) pursuant to an Agreement and Plan of Reorganization, dated as of June 28, 2012 (the “Mid Cap Growth Reorganization Agreement”), in exchange solely for an equal aggregate value of shares of beneficial interest of MSIFT Mid Cap Growth Series to be distributed to shareholders of Mid Cap Growth Fund and (ii) the proposed acquisition by Global Strategist Portfolio, a series of the Fund (“MSIFT Global Strategist Series”), of substantially all of the assets and the assumption of certain stated liabilities of Morgan Stanley Global Strategist Fund (“Global Strategist Fund”) pursuant to an Agreement and Plan of Reorganization, dated as of June 28, 2012 (the “Global Strategist Reorganization Agreement”), in exchange solely for an equal aggregate value of shares of beneficial interest of MSIFT Global Strategist to be distributed thereafter to shareholders of Global Strategist.  The Reorganizations of each of Mid Cap Growth Fund and Global Strategist Fund are collectively referred to herein as the “Reorganizations.”

This opinion is being delivered to you in connection with the Fund’s Registration Statement which relates to the Fund’s Class H, Class L and Class I units of beneficial interest of each of MSIFT Mid Cap Growth Series and MSIFT Global Strategist Series,

US  Austin  Boston  Charlotte  Hartford  Los Angeles  New York  Orange County  Philadelphia  Princeton  San Francisco  Silicon Valley

Washington DC    EUROPE  Brussels  Dublin  Frankfurt  London  Luxembourg  Moscow  Munich  Paris    ASIA  Beijing  Hong Kong

each without par value (the “Acquiring Fund Shares”), to be issued in the Reorganizations.  No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the Acquiring Fund Shares.

As your counsel, we have examined a copy of the Registration Statement, a copy of the Mid Cap Growth Reorganization Agreement and the Global Strategist Reorganization Agreement, the Fund’s Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”), the Fund’s Amended and Restated Bylaws, resolutions adopted by the Trustees (the “Trustees”) and such other documents and matters as we have deemed necessary to enable us to render this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of parties to all documents.

Based upon, and subject to, the foregoing, we are of the opinion that when the Acquiring Fund Shares have been duly issued by the Fund in the manner referred to in the Registration Statement and the Mid Cap Growth Reorganization Agreement or the Global Strategist Reorganization Agreement, as applicable, the Acquiring Fund Shares will be validly issued, and each shareholder that receives Acquiring Fund Shares in connection with the Reorganizations will not have any obligation to make payments to the Fund or its creditors or make contributions to the Fund or its creditors solely by reason of the shareholder’s ownership of the Acquiring Fund Shares.

We are members of the Bar of the Commonwealth of Pennsylvania and the foregoing opinion is limited to Chapter 95 of Title 15 of the Consolidated Statutes of the Commonwealth of Pennsylvania.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the joint proxy statement and prospectus forming a part of the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP